Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Anheuser-Busch Companies, Inc. (hereinafter referred to as the "Company") hereby constitutes and appoints August A. Busch IV, W. Randolph Baker, John F. Kelly and JoBeth G. Brown, and each of them acting singly, the true and lawful agents and attorneys, or agent and attorney, with full powers of substitution, resubstitution and revocation, for and in the name, place and stead of the undersigned to do any and all things and to execute any and all instruments which said agents and attorneys, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the 2006 Annual Report on Form 10-K of the Company, including specifically, but without limiting the generality of the foregoing, full power and authority to sign the name of each of the undersigned in the capacities indicated below to the said 2006 Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, and to any and all amendments to said 2006 Annual Report on Form 10-K, and each of the undersigned hereby grants to said attorneys and agents, and to each of them singly, full power and authority to do and perform on behalf of the undersigned every act and thing whatsoever necessary or appropriate to be done in the premises as fully as the undersigned could do in person, hereby ratifying and confirming all that said attorneys and agents, or any of them, or the substitutes or substitute of them or of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 28th day of February, 2007.

/s/ August A. Busch IV	/s/ W. Randolph Baker
(August A. Busch IV)	(W. Randolph Baker)
President and Chief Executive Officer	Vice President and Chief
and Director	Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ John F. Kelly	/s/ August A. Busch III
(John F. Kelly)	(August A. Busch III)
Vice President and Controller	Director
(Principal Accounting Officer)

/s/ Carlos Fernandez G.	/s/ James J. Forese
(Carlos Fernandez G.)	(James J. Forese)
Director	Director

/s/ John E. Jacob	/s/ James R. Jones
(John E. Jacob)	(James R. Jones)
Director	Director

/s/ Charles F. Knight	/s/ Vernon R. Loucks, Jr.
(Charles F. Knight)	(Vernon R. Loucks, Jr.)
Director	Director

/s/ Vilma S. Martinez	/s/ William Porter Payne
(Vilma S. Martinez)	(William Porter Payne)
Director	Director

/s/ Joyce M. Roché	/s/ Henry Hugh Shelton
(Joyce M. Roché)	(Henry Hugh Shelton)
Director	Director

/s/ Patrick T. Stokes	/s/ Andrew C. Taylor
(Patrick T. Stokes)	(Andrew C. Taylor)
Director	Director

/s/ Douglas A. Warner III	/s/ Edward E. Whitacre, Jr.
(Douglas A. Warner III)	(Edward E. Whitacre, Jr.)
Director	Director